Exhibit 99.1

CEVA, Inc. Announces Second Quarter 2022 Financial Results

●	Total revenue of $33.2 million, up 9% year-over-year
●	Licensing, NRE and related revenue of $22.1 million, up 42% year-over-year
●	Base station & IoT royalties of $7 million, up 6% year-over-year, highlighting resilience in a challenging macroeconomic environment

Rockville, MD, August 9, 2022 – CEVA, Inc. (NASDAQ: CEVA), the leading licensor of wireless connectivity and smart sensing technologies and co-creation solutions, today announced its financial results for the second quarter ended June 30, 2022.

Total revenue for the second quarter of 2022 was $33.2 million, a 9% increase compared to $30.5 million reported for the second quarter of 2021. Second quarter 2022 licensing, non-recurring engineering (NRE) and related revenue was $22.1 million, an increase of 42% when compared to $15.5 million reported for the same quarter a year ago. Royalty revenue for the second quarter of 2022 was $11.1 million, a decrease of 26% when compared to $14.9 million reported for the second quarter a year ago. Second quarter 2021 royalty revenue included revenue of approximately $3.3 million following the resolution of a disagreement on royalty rates with a customer. Carving out the $3.3 million amount, royalty revenue for the second quarter of 2022 was down 4% when compared to the second quarter of 2021.

During the quarter, twenty-two IP license and NRE agreements were concluded, targeting a wide variety of smart and connected markets, including Wi-Fi 6 enabled-IoT devices, AI-driven sensors, wireless audio and satellite communications. Five of the agreements were with first-time customers. Geographically, eleven of the deals signed were in China, five in the U.S., three in APAC, and three in Europe.

Gideon Wertheizer, CEO of CEVA, stated: “We delivered solid second quarter results against a challenging macroeconomic backdrop. Our wireless connectivity IP continues to drive our licensing business, as it is a cornerstone of the IoT market. We continue to capitalize on our strength in wireless to make inroads to a new customer base and add value via our co-creation business proposition. In royalties, our base station & IoT category was $7 million, highlighting our resilience, as 5G RAN rollout in China and the rest of the world moves forward and our Bluetooth, Wi-Fi and cellular IoT customers leverage our IP to gain market share.”

GAAP operating loss for the second quarter of 2022 was $0.3 million, as compared to a GAAP operating income of $1.6 million for the same period in 2021. GAAP net loss for the second quarter of 2022 was $1.1 million, as compared to GAAP net income of $0.3 million reported for the same period in 2021. GAAP diluted loss per share for the second quarter of 2022 was $0.05, as compared to a GAAP diluted income per share of $0.01 for the same period in 2021.

Non-GAAP operating income for the second quarter of 2022 was $4.6 million compared to $6.3 million reported for the second quarter of 2021. Non-GAAP net income and diluted earnings per share for the second quarter of 2022 were $4.3 million and $0.18, respectively, and $5.1 million and $0.22 reported for the second quarter of 2021.

Non-GAAP operating income for the second quarter of 2022 excluded: (a) equity-based compensation expenses of $3.3 million, (b) the impact of the amortization of acquired intangibles of $1.3 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, and (c) $0.3 million of costs associated with the Intrinsix acquisition. Non-GAAP operating income for the second quarter of 2021 excluded: (a) equity-based compensation expenses of $2.9 million, (b) the impact of the amortization of acquired intangibles of $0.9 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, and (c) $1.0 million of costs associated with the Intrinsix acquisition.

Non-GAAP net income and diluted EPS for the second quarter of 2022 excluded: (a) equity-based compensation expenses of $3.3 million, (b) the impact of the amortization of acquired intangibles of $1.3 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, (c) $0.3 million of costs associated with the Intrinsix acquisition and (d) $0.5 million loss, net of taxes, associated with the remeasurement of marketable equity securities. Net income and diluted EPS for the second quarter of 2021 excluded: (a) equity-based compensation expenses of $2.9 million, (b) the impact of the amortization of acquired intangibles of $0.9 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, and (c) $1.0 million of costs associated with the Intrinsix acquisition.

Yaniv Arieli, Chief Financial Officer of CEVA, stated: “Forty-two percent year-over-year growth in licensing, NRE and related revenues in the second quarter reflects our strength in the wireless space and the potential for further royalty revenue growth, as these new customers reach production. During the quarter, the company repurchased approximately $4.5 million of its common stock under its existing share repurchase program and ended the quarter with cash and cash equivalent balances, marketable securities and bank deposits of approximately $146 million.”

CEVA Conference Call

On August 9, 2022, CEVA management will conduct a conference call at 8:30 a.m. Eastern Time to discuss the operating performance for the quarter.

The conference call will be available via the following dial in numbers:

●	U.S. Participants: Dial 1-844-435-0316 (Access Code: CEVA)
●	International Participants: Dial +1-412-317-6365 (Access Code: CEVA)

The conference call will also be available live via webcast at the following link: https://app.webinar.net/Wq3Dd84dpw6. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing +1-877-344-7529 or +1-412-317-0088 (access code: 6812163) from one hour after the end of the call until 9:00 a.m. (Eastern Time) on August 16, 2022. The replay will also be available at CEVA's web site www.ceva-dsp.com.

Forward Looking Statement

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions.  Forward-looking statements include Mr. Wertheizer’s statements regarding the Company’s wireless connectivity IP driving its licensing business and the Company’s ability to capitalize on strength in wireless to make inroads to a new customer base and add value via the Company’s co-creation business proposition and Mr. Arieli’s statements regarding the potential for future royalty revenue growth. The risks, uncertainties and assumptions that could cause differing CEVA results include: the scope and duration of the COVID-19 pandemic; the extent and length of the restrictions associated with the COVID-19 pandemic and the impact on customers, consumer demand and the global economy generally; the ability of CEVA DSP cores and other technologies to continue to be strong growth drivers for us; our success in penetrating new markets, including in the base station and IoT markets, and maintaining our market position in existing markets; our ability to diversify the company's royalty streams, the ability of products incorporating our technologies to achieve market acceptance, the maturation of the connectivity, IoT and 5G markets, the effect of intense industry competition and consolidation, global chip market trends, including supply chain issues as a result of COVID-19 and other factors, the possibility that markets for CEVA's technologies may not develop as expected or that products incorporating our technologies do not achieve market acceptance; our ability to timely and successfully develop and introduce new technologies; our ability to successfully integrate Intrinsix into our business; and general market conditions and other risks relating to our business, including, but not limited to, those that are described from time to time in our SEC filings. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About CEVA, Inc.

CEVA is the leading licensor of wireless connectivity and smart sensing technologies and co-creation solutions for a smarter, safer, connected world. We provide Digital Signal Processors, AI engines, wireless platforms, cryptography cores and complementary software for sensor fusion, image enhancement, computer vision, voice input and artificial intelligence. These technologies are offered in combination with our Intrinsix IP integration services, helping our customers address their most complex and time-critical integrated circuit design projects. Leveraging our technologies and chip design skills, many of the world’s leading semiconductors, system companies and OEMs create power-efficient, intelligent, secure and connected devices for a range of end markets, including mobile, consumer, automotive, robotics, industrial, aerospace & defense and IoT.

Our DSP-based solutions include platforms for 5G baseband processing in mobile, IoT and infrastructure, advanced imaging and computer vision for any camera-enabled device, audio/voice/speech and ultra-low-power always-on/sensing applications for multiple IoT markets. For sensor fusion, our Hillcrest Labs sensor processing technologies provide a broad range of sensor fusion software and inertial measurement unit (“IMU”) solutions for markets including hearables, wearables, AR/VR, PC, robotics, remote controls and IoT. For wireless IoT, our platforms for Bluetooth (low energy and dual mode), Wi-Fi 4/5/6 (802.11n/ac/ax), Ultra-wideband (UWB), NB-IoT and GNSS are the most broadly licensed connectivity platforms in the industry.

CEVA is a sustainable and environmentally conscious company, adhering to our Code of Business Conduct and Ethics. As such, we emphasize and focus on environmental preservation, recycling, the welfare of our employees and privacy – which we promote on a corporate level. At CEVA, we are committed to social responsibility, values of preservation and consciousness towards these purposes.

Visit us at www.ceva-dsp.com and follow us on Twitter, YouTube, Facebook, LinkedIn and Instagram.

For More Information Contact:

Yaniv Arieli CEVA, Inc. CFO +1.650.417.7941 yaniv.arieli@ceva-dsp.com	Richard Kingston CEVA, Inc. VP Market Intelligence, Investor & Public Relations +1.650.417.7976 richard.kingston@ceva-dsp.com

CEVA, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS) – U.S. GAAP

U.S. dollars in thousands, except per share data

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing, NRE and related revenues	$22,123	$15,535	$44,516	$29,932
Royalties	11,072	14,922	23,070	25,927

Total revenues	33,195	30,457	67,586	55,859

Cost of revenues	6,825	3,693	13,229	6,074

Gross profit	26,370	26,764	54,357	49,785

Operating expenses:
Research and development, net	19,538	17,457	39,748	35,050
Sales and marketing	2,723	2,893	5,646	6,195
General and administrative	3,635	4,159	7,271	7,039
Amortization of intangible assets	750	667	1,500	1,243

Total operating expenses	26,646	25,176	54,165	49,527

Operating income (loss)	(276)	1,588	192	258
Financial income , net	413	356	695	392
Remeasurement of marketable equity securities	(685)	—	(1,816)	—

Income (loss) before taxes on income	(548)	1,944	(929)	650
Income tax expense	575	1,629	1,890	3,965

Net Income (loss)	$(1,123)	$315	$(2,819)	$(3,315)

Basic net income (loss) per share	$(0.05)	$0.01	$(0.12)	$(0.15)
Diluted net income (loss) per share	$(0.05)	$0.01	$(0.12)	$(0.15)
Weighted-average shares used to compute net income (loss) per share (in thousands):
Basic	23,174	22,823	23,139	22,685
Diluted	23,174	23,140	23,139	22,685

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

U.S. Dollars in thousands, except per share amounts

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net income (loss)	$(1,123)	$315	$(2,819)	$(3,315)
Equity-based compensation expense included in cost of revenues	344	119	683	262
Equity-based compensation expense included in research and development expenses	2,006	1,743	4,001	3,428
Equity-based compensation expense included in sales and marketing expenses	340	367	673	785
Equity-based compensation expense included in general and administrative expenses	613	677	1,335	1,629
Amortization of intangible assets, net of taxes, related to acquisition of Intrinsix in 2021 and Hillcrest Labs business, investments in NB-IoT and Immervision technologies	1,282	851	2,564	1,537
Costs associated with the Intrinsix acquisition	325	1,005	651	1,005
Income associated with the remeasurement of marketable equity securities, net of taxes.	527	—	1,398	—
NRE revenues associated with the purchase price allocation (PPA) related to Intrinsix acquisition	—	—	42	—

Non-GAAP net income	$4,314	$5,077	$8,528	$5,331
GAAP weighted-average number of Common Stock used in computation of diluted net income (loss) and earning per share (in thousands)	23,174	23,140	23,139	22,685
Weighted-average number of shares related to outstanding stock-based awards (in thousands)	820	343	795	739
Weighted-average number of Common Stock used in computation of diluted earnings per share, excluding the above (in thousands)	23,994	23,483	23,934	23,424

GAAP diluted earnings (loss) per share	$(0.05)	$0.01	$(0.12)	$(0.15)
Equity-based compensation expense, net of taxes	$0.14	$0.13	$0.28	$0.27
Amortization of intangible assets, net of taxes, related to acquisition of Intrinsix and Hillcrest Labs business, investments in NB-IoT and Immervision technologies	$0.06	$0.04	$0.11	$0.07
Costs associated with the Intrinsix acquisition	$0.01	$0.04	$0.03	$0.04
Income associated with the remeasurement of marketable equity securities, net of taxes.	$0.02	—	$0.06	—
Non-GAAP diluted earnings per share	$0.18	$0.22	$0.36	$0.23

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

U.S. Dollars in thousands, except per share amounts

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP Operating Income (loss)	$(276)	$1,588	$192	$258
Adjustments:
Stock compensation	3,303	2,906	6,692	6,104
Amortization of intangible assets	1,282	851	2,564	1,612
Aquisition related cost - Intrinsix	325	1,005	651	1,005
Purchase price allocation (PPA) for the Intrinsix acquisition	—	—	42	—
Total non-GAAP Operating Income	$4,634	$6,350	$10,141	$8,979

CEVA, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. Dollars in thousands)

	June 30,	December 31,
	2022	2021 (*)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$19,289	$33,153
Marketable securities and short-term bank deposits	118,759	121,708
Trade receivables, net	16,013	14,644
Unbilled receivables	11,949	12,805
Prepaid expenses and other current assets	7,562	6,670
Total current assets	173,572	188,980
Long-term assets:
Bank deposits	8,052	—
Severance pay fund	8,604	10,175
Deferred tax assets, net	20,629	15,850
Property and equipment, net	7,610	6,765
Operating lease right-of-use assets	7,767	8,827
Investment in marketable equity security	1,103	2,919
Goodwill	74,777	74,777
Intangible assets, net	12,272	14,607
Other long-term assets	5,021	5,759
Total assets	$319,407	$328,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$2,241	$1,464
Deferred revenues	4,546	8,661
Accrued expenses and other payables	22,113	22,041
Operating lease liabilities	2,689	3,274
Total current liabilities	31,589	35,440

Long-term liabilities:
Accrued severance pay	9,182	10,551
Operating lease liabilities	4,329	5,130
Other accrued liabilities	592	806
Total liabilities	45,692	51,927

Stockholders’ equity:
Common stock	23	23
Additional paid in-capital	237,379	235,386
Treasury stock	(11,691)	(13,790)
Accumulated other comprehensive loss	(4,525)	(372)
Retained earnings	52,529	55,485
Total stockholders’ equity	273,715	276,732
Total liabilities and stockholders’ equity	$319,407	$328,659

(*) Derived from audited financial statements